UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2010

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SonomaWest Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	000-01912	94-1069729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2064 Highway 116 North Sebastopol, California	95472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 824-2534

Same

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

On December 21, 2010, SonomaWest Holdings, Inc. (the “Company”) entered into a refinancing (“Refinancing”) of its existing term loan with a principal sum of $2.5 million (the “Loan”) from Wells Fargo Bank, National Association, as successor by merger to Wachovia Bank, National Association (the “Bank”).  The Company initially entered into the Loan on May 21, 2008, which was evidenced by a three-year promissory note in favor of the Bank (the “Existing Note”).  In connection with the Refinancing, the Company entered into a First Modification of Promissory Note (the “Note Modification”), which modifies the terms of the Existing Note by among other things, providing that interest shall accrue at a rate per annum equal to one month LIBOR plus 275 basis points, extending the maturity date to January 1, 2016 and requiring payments of monthly principal amounts of $20,833.33 plus interest on the outstanding principal balance commencing on January 1, 2011 and continuing on the first day of each month thereafter, with a balloon payment on the maturity date of all outstanding principal and interest then due and payable.  The Company also entered into the First Master Reaffirmation Agreement and Amendment to Loan Documents (the “Reaffirmation Agreement”), in which the Company made certain representations, warranties, reaffirmations, covenants and agreements with respect to the Loan.  The Loan continues to be secured by the Company’s North Property, located at 2064 Highway 116 North in Sebastopol, California.

The foregoing description of the Refinancing is not complete and is qualified in its entirety by the actual terms of the Note Modification and Reaffirmation Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Refinancing is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

 (d)Exhibits:

10.1
First Modification of Promissory Note, dated December 21, 2010, by and between SonomaWest Holdings, Inc. and Wells Fargo Bank, National Association, as successor by merger to Wachovia Bank, National Association.

10.2
First Master Reaffirmation Agreement and Amendment to Loan Documents, dated December 21, 2010, between SonomaWest Holdings, Inc. and Wells Fargo Bank, National Association, as successor by merger to Wachovia Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOMAWEST HOLDINGS, INC.

Date: December 21, 2010	By:	/s/ Walker R. Stapleton
Walker R. Stapleton
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1
First Modification of Promissory Note, dated December 21, 2010, by and between SonomaWest Holdings, Inc. and Wells Fargo Bank, National Association, as successor by merger to Wachovia Bank, National Association.

10.2
First Master Reaffirmation Agreement and Amendment to Loan Documents, dated December 21, 2010, between SonomaWest Holdings, Inc. and Wells Fargo Bank, National Association, as successor by merger to Wachovia Bank, National Association.